Exhibit 5
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               Opinion of James B. Benson, Esq.








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Automatic Data Processing
Corporate Headquarters
One ADP Boulevard
Roseland, New Jersey  07068-1728
(201) 994-5000                                 ADP

Legal Department
Writer's Direct Dial Number


                                          October 7, 1994


Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey  07068

              Re: Registration Statement on Form S-3
                  Filed on October 7, 1994

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Automatic Data Processing, Inc.
(the "Company") with the Securities and Exchange Commission on October 7, 1994 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that I furnish you with my opinion as to the legality of the 296,150 shares of the Company's common stock, $.10 par value, (the "Shares") which are registered under the Registration Statement.

     In this regard, I have examined originals, or copies authenticated to my satisfaction, of the Company's Amended Restated Certificate of Incorporation, the Company's By-Laws, as amended, and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinions hereinafter expressed.

     Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and reserved for issuance, and such Shares, when issued and delivered, will be duly and validly issued and fully paid and non-assessable.

    I hereby consent to the use of my name under the caption "Legal Opinion" in the Prospectus included in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act or the Rules.


                                             Very truly yours,

                                             /s/ James B. Benson
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                                             James B. Benson
                                             General Counsel